Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Third Quarter 2022 Results

NEW YORK, October 26, 2022 — Travelzoo® (NASDAQ: TZOO):

•Revenue of $15.8 million, up 1% year-over-year
•In constant currencies, revenue was $16.7 million, up 6% year-over-year
•Non-GAAP consolidated operating profit of $1.1 million
•Earnings per share (EPS) of $0.06 attributable to Travelzoo from continuing operations

Travelzoo, a global Internet media company that provides exclusive offers and experiences for members, today announced financial results for the third quarter ended September 30, 2022. Consolidated revenue was $15.8 million, up 1% from $15.7 million year-over-year. In constant currencies, revenue was $16.7 million. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members.

The reported net income attributable to Travelzoo from continuing operations was $790,000 for Q3 2022. At the consolidated level, including minority interests, the reported net income from continuing operations was $792,000. EPS from continuing operations was $0.06. A comparison with EPS of $0.22 in the prior-year period should consider that Q3 2021 EPS included the effect of $3.3 million other income.

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Non-GAAP operating profit was $1.1 million. The calculation of non-GAAP operating profit excludes amortization of intangibles ($440,000), stock option expenses ($325,000) and severance-related expenses ($74,000). GAAP operating profit was $273,000. See section “Non-GAAP Financial Measures” below.

“In Q3, our revenue was lower than expected due to the unique travel situation in the summer of 2022. Demand jumped after the pandemic while suppliers were still rebuilding capacity. The demand curve temporarily shifted, while the supply curve remained inelastic in the short-term. This pushed up prices to levels where we did not want to recommend certain overpriced travel services to Travelzoo members”, said Holger Bartel, Global CEO.

“While airlines, other travel suppliers, and online travel agencies (OTAs) benefited from overpriced travel services, our business remained flat. But we are seeing a rapid change in Q4: Demand is returning to normal levels. Suppliers continue to build up capacity. We have more and better offers for our members again, and revenues are accelerating.”

Cash Position
As of September 30, 2022, consolidated cash, cash equivalents and restricted cash were $20.5 million. Net cash used in operations was $3.9 million for the three months ended September 30, 2022. Cash was used primarily in connection with a decrease of merchant payables by $9.1 million.

Reserve
Reported revenues include a reserve of $1.9 million related to commissions to be earned from vouchers sold. The reserve is booked as contra revenue.

Travelzoo North America
North America business segment revenue increased 9% year-over-year to $10.5 million. Operating profit for Q3 2022 was $812,000, or 8% of revenue, compared to an operating loss of $918,000 in the prior-year period.

Travelzoo Europe
Europe business segment revenue decreased 14% year-over-year to $4.5 million. At constant currencies, Europe business segment revenue increased 2% year-over-year. Operating loss for Q3 2022 was $551,000, compared to an operating profit of $600,000 in the prior-year period.

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Jack’s Flight Club
On January 13, 2020, Travelzoo acquired 60% of Jack’s Flight Club, a membership subscription service. Jack’s Flight Club revenue increased 6% year-over-year to $847,000. Non-GAAP operating profit for Q3 2022 was $228,000, compared to a non-GAAP operating profit of $331,000 in the prior-year period. After consolidation with Travelzoo, Jack’s Flight Club's net income was $4,000, with $2,000 attributable to Travelzoo as a result of recording $216,000 of amortization of intangible assets related to the acquisition.

Licensing
In June 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand, and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Licensing revenue is booked with a lag of one quarter. Travelzoo recorded $8,000 in licensing revenue from the licensee in Australia, New Zealand, and Singapore in Q3 2022. Licensing revenue is expected to increase going forward.

Members and Subscribers
As of September 30, 2022, we had 30.5 million members worldwide. In North America, the unduplicated number of Travelzoo members was 16.4 million as of September 30, 2022, down 5% from September 30, 2021. In Europe, the unduplicated number of Travelzoo members was 9.1 million as of September 30, 2022, up 8% from September 30, 2021. Jack’s Flight Club had 1.9 million subscribers as of September 30, 2022, up 10% from September 30, 2021.

Discontinued Operations
As announced in a press release on March 10, 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations since March 31, 2020. Prior periods have been reclassified to conform with the current presentation. Certain reclassifications have been made for current and prior periods between the continued operations and the discontinued operations in accordance with U.S. GAAP.

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Income Taxes
Income tax expense was $317,000 in Q3 2022, compared to an income tax expense of $233,000 in the prior-year period.

Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: impairment of intangibles and goodwill, amortization of intangibles, stock option expenses, and severance- related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Looking Ahead
For Q4 2022, we currently expect substantially higher revenue and profitability. We see the demand curve in the travel industry returning to a more normal situation. We believe this allows us to negotiate and recommend more and better offers, resulting in higher revenue. However, there could be unexpected fluctuations in the short term. During the pandemic, we have been able to lower our fixed costs. We believe we can keep our fixed costs relatively low in the foreseeable future.

Conference Call
Travelzoo will host a conference call to discuss third quarter results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to download the management presentation (PDF format) to be discussed in the conference call; and access the webcast.

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About Travelzoo
Travelzoo® provides its 30 million members with exclusive offers and one-of-a-kind experiences personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Travelzoo, Top 20, and Jack's Flight Club are registered trademarks of Travelzoo.

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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues	$15,849	$15,688	$51,991	$49,051
Cost of revenues	2,324	2,992	7,319	8,532
Gross profit	13,525	12,696	44,672	40,519
Operating expenses:
Sales and marketing	8,512	7,709	25,573	21,839
Product development	484	684	1,391	2,052
General and administrative	4,256	4,564	13,735	14,180
Total operating expenses	13,252	12,957	40,699	38,071
Operating income (loss)	273	(261)	3,973	2,448
Other income, net	836	3,344	2,454	3,862
Income from continuing operations before income taxes	1,109	3,083	6,427	6,310
Income tax expense	317	233	2,213	2,111
Income from continuing operations	792	2,850	4,214	4,199
Income (loss) from discontinued operations, net of tax	5	(19)	4	(5)
Net income	797	2,831	4,218	4,194
Net income (loss) attributable to non-controlling interest	2	8	36	(1)
Net income attributable to Travelzoo	$795	$2,823	$4,182	$4,195

Net income attributable to Travelzoo—continuing operations	$790	$2,842	$4,178	$4,200
Net income (loss) attributable to Travelzoo—discontinued operations	$5	$(19)	$4	$(5)

Income (loss) per share—basic
Continuing operations	$0.06	$0.24	$0.34	$0.36
Discontinued operations	$—	$—	$—	$—
Net income (loss) per share—basic	$0.06	$0.24	$0.34	$0.36

Income (loss) per share—diluted
Continuing operations	$0.06	$0.22	$0.33	$0.32
Discontinued operations	$—	$—	$—	$—
Net income (loss) per share—diluted	$0.06	$0.22	$0.33	$0.32
Shares used in per share calculation from continuing operations—basic	12,489	11,648	12,354	11,510
Shares used in per share calculation from discontinued operations—basic	12,489	11,648	12,354	11,510
Shares used in per share calculation from continuing operations—diluted	12,578	12,904	12,659	13,132
Shares used in per share calculation from discontinued operations—diluted	12,578	11,648	12,659	11,510
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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$19,494	$43,815
Accounts receivable, net	11,835	14,871
Prepaid income taxes	2,763	3,325
Prepaid expenses and other	1,381	1,891
Prepaid expenses—related party	—	1,150
Assets from discontinued operations	35	71
Total current assets	35,508	65,123
Deposits and other	6,778	6,784
Deferred tax assets	3,445	3,949
Restricted cash	1,037	1,142
Operating lease right-of-use assets	5,799	7,700
Property and equipment, net	505	659
Intangible assets, net	4,304	3,426
Goodwill	10,944	10,944
Total assets	$68,320	$99,727
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,557	$3,411
Merchant payables	38,175	68,678
Accrued expenses and other	5,857	10,212
Deferred revenue	2,537	1,733
Operating lease liabilities	2,332	3,180
Income tax payable	—	185
Liabilities from discontinued operations	413	485
Total current liabilities	52,871	87,884
Long-term operating lease liabilities	7,723	9,111
Other long-term liabilities	2,474	2,364
Total liabilities	63,068	99,359
Non-controlling interest	4,636	4,600
Common stock	131	126
Treasury stock (at cost)	(6,658)	(5,488)
Additional paid-in capital	7,797	4,415
Retained earnings	4,690	508
Accumulated other comprehensive loss	(5,344)	(3,793)
Total stockholders’ equity (deficit)	616	(4,232)
Total liabilities and stockholders’ equity (deficit)	$68,320	$99,727
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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$797	$2,831	$4,218	$4,194
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	534	448	1,652	1,408
Stock-based compensation	325	971	1,456	2,788
Deferred income tax	151	(67)	701	1,073
Loss on long-lived assets	—	—	38	—
Gain on sale of equity investment in WeGo	—	—	(196)	—
Gain on PPP notes payable forgiveness	—	(3,159)	—	(3,588)
Net foreign currency effects	(180)	(45)	34	(300)
Reversal of reserves on accounts receivable and other reserves	(1,156)	(854)	(3,402)	(1,725)
Changes in operating assets and liabilities:
Accounts receivable	2,671	933	2,540	(3,848)
Income tax receivable	(316)	(1,294)	354	(2,007)
Prepaid expenses and other	179	(6,698)	41	(9,473)
Accounts payable	2,458	3,609	402	5,024
Merchant payables	(9,110)	(8,699)	(28,894)	16,486
Accrued expenses and other	(19)	(132)	153	(452)
Income tax payable	—	(35)	(186)	(263)
Other liabilities	(193)	(476)	240	(34)
Net cash provided by (used in) operating activities	(3,859)	(12,667)	(20,849)	9,283
Cash flows from investing activities:
Purchases of intangible assets	—	—	(1,049)	—
Proceeds from sale of equity investment in WeGo	—	—	196	—
Purchases of property and equipment	(61)	60	(236)	(24)
Net cash provided by (used in) investing activities	(61)	60	(1,089)	(24)
Cash flows from financing activities:
Repurchase of common stock	(1,170)	—	(1,170)	(1,583)
Payment of promissory notes	—	—	—	(110)
Short swing settlement	46	—	—	—
Exercise of stock options and taxes paid for net share settlement of equity awards	—	(2,357)	1,931	(5,424)
Net cash provided by (used in) financing activities	(1,124)	(2,357)	761	(7,117)
Effect of exchange rate on cash, cash equivalents and restricted cash	(1,091)	(823)	(3,267)	(126)
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,135)	(15,787)	(24,444)	2,016
Cash, cash equivalents and restricted cash at beginning of period	26,680	82,188	44,989	64,385
Cash, cash equivalents and restricted cash at end of period	$20,545	$66,401	$20,545	$66,401
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended September 30, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$10,281	$4,721	$847	$—	$15,849
Intersegment revenue	217	(217)	—	—	—
Total net revenues	10,498	4,504	847	—	15,849
Operating income (loss)	$812	$(551)	$12	$—	$273

Three months ended September 30, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$9,527	$5,365	$796	$—	$15,688
Intersegment revenue	136	(136)	—	—	—
Total net revenues	9,663	5,229	796	—	15,688
Operating income (loss)	$(918)	$600	$57	$—	$(261)

Nine months ended September 30, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$34,126	$15,243	$2,622	$—	$51,991
Intersegment revenue	451	(451)	—	—	—
Total net revenues	34,577	14,792	2,622	—	51,991
Operating income (loss)	$5,622	$(1,845)	$196	$—	$3,973

Nine months ended September 30, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$33,005	$13,503	$2,543	$—	$49,051
Intersegment revenue	462	(462)	—	—	—
Total net revenues	33,467	13,041	2,543	—	49,051
Operating income (loss)	$2,654	$(323)	$117	$—	$2,448

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Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP operating expense	$13,252	$12,957	$40,699	$38,071
Non-GAAP adjustments:
Amortization of intangibles (A)	440	274	1,318	833
Stock option expenses (B)	325	971	1,456	2,788
Severance-related expenses (C)	74	95	136	493
Non-GAAP operating expense	12,413	11,617	37,789	33,957

GAAP operating income (loss)	273	(261)	3,973	2,448
Non-GAAP adjustments (A through D)	839	1,340	2,910	4,114
Non-GAAP operating income	1,112	1,079	6,883	6,562

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